Delaware Group Government Fund

Exhibit List


Sub-Item 77D: Policies with respect to
security investments.

Exhibit	Reference

77.D	Changes to the Funds policies
with respect to security investments are incorporated into this filing by reference to a 497(e) filing which occurred on August 28, 2008
(SEC Accession No. 0000769220-08-000003).
576854_2.DOC